UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2011

AVIAT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (408) 567-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The information contained in Items 2.02 and 9.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, is being furnished pursuant to Items 2.02 and 9.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under Items 2.02 and 9.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

On July 18, 2011, Aviat Networks, Inc. (the “Company”) issued a press release announcing its updated revenue guidance for its fourth quarter of fiscal 2011. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of the Company has appointed Michael Pangia, 50, as the President and Chief Executive Officer and a director of the Company, effective July 18, 2011. Mr. Pangia is replacing Charles D. Kissner as President and Chief Executive Officer. Mr. Kissner will continue to serve as Chairman of the Board and a director of the Company.

Prior to his appointment as President and Chief Executive Officer, Mr. Pangia had been serving as the Company’s senior vice president and chief sales officer since March 2009. Before joining the Company, Mr. Pangia served as senior vice president, Global Sales Operations and Strategy at Nortel Networks. From 2006 through 2008, he was president of Nortel’s Asia region, responsible for sales and overall business management for all countries where Nortel did business in that region, and he was the chief operating officer of Nortel’s Asia region from 2005 to 2006.

Employment Agreement with Mr. Pangia

On July 18, 2011, the Company entered into an employment agreement with Mr. Pangia in connection with his appointment as President and Chief Executive Officer. The Company may terminate the employment agreement without cause at any time and Mr. Pangia may terminate the employment agreement with at least 10 days’ notice to the Company.

The employment agreement provides for an annual base salary of $550,000, subject to annual review and adjustment by the Board. Mr. Pangia will be eligible to participate in the Company’s Annual Incentive Plan with a target annual bonus of 100% of base salary at target, based upon achievement of the same performance objectives, floors and caps determined by the Board for the Annual Incentive Plan for executives generally. Mr. Pangia will also be eligible to participate in the Company’s Long-Term Incentive Program (“LTIP”) with a target value as determined by the Board. The GAAP value of his initial LTIP award will be $733,333. The employment agreement further provides for the reimbursement of certain costs incurred by Mr. Pangia in connection with his relocation to the San Francisco Bay Area.

In the event that Mr. Pangia resigns from the Company without “good reason” or Mr. Pangia’s employment is terminated by the Company for “cause,” each as defined in the employment agreement, he will not be entitled to any compensation or benefits from the Company other than those earned through the date of termination of employment. If Mr. Pangia’s employment by the Company is terminated by reason of death, he will not be entitled to any compensation or benefits from the Company other than those earned through the date of such termination, except that his estate will receive a pro rata portion of any short-term incentive bonus that he would have earned during the incentive bonus period in which the employment terminates.

If Mr. Pangia’s employment by the Company is terminated by the Company without cause or in connection with a long-term disability, or if Mr. Pangia resigns from his employment for good reason, Mr. Pangia will be entitled to the following severance benefits, provided he signs a general release in favor of the Company:

•	all compensation and benefits that are earned but unpaid through the date of termination;

•	monthly severance payments at Mr. Pangia’s final base salary rate for a period of 12 months following such termination;

•	payment of premiums necessary to continue group health insurance under COBRA for a period of up to 12 months following such termination;

•	the prorated portion of any incentive bonus that Mr. Pangia would have earned, if any, during the incentive bonus period in which Mr. Pangia’s employment terminates;

•

with respect to any options or other equity-related awards granted after the date of the employment agreement, vesting will cease upon Mr. Pangia’s termination date, but he will be entitled to purchase any vested shares of stock that are subject to options until the earlier of (x) 12 months following the termination date or (y) the date on which the applicable options expire; and

•	reasonable outplacement assistance selected and paid for by the Company.

If, within 18 months following any “change of control,” as defined in the employment agreement, Mr. Pangia is terminated by the Company without cause or if Mr. Pangia resigns from his employment for good reason and signs a release in favor of the Company, he will be entitled to the severance benefits and payments described above; provided, however, that the 12-month time periods with respect to the post-termination severance payments of Mr. Pangia’s final base salary rate, payment of group health insurance premiums and stock option exercise periods will each be increased by an additional 12 months. The Company will also accelerate the vesting of all unvested stock options and all other then-unvested equity-related awards that vest based solely on continued employment. In addition, Mr. Pangia will be entitled to a payment equal to the greater of the average of (a) the annual incentive bonus payments received by him during the previous three years, if any, and (b) his target incentive bonus for the year in which his employment terminates.

Mr. Pangia is subject to non-compete provisions during the term of the employment agreement and non-solicitation covenants during the term of his employment agreement and for 12 months after his employment terminates.

Employment Agreement with Charles Kissner

On July 18, 2011, the Company also entered into an employment agreement with Mr. Kissner in connection with the termination of his employment as President and Chief Executive Officer and his continuing employment as a part-time employee and Chairman of the Board. The employment agreement, which amends and restates the previous employment agreement dated August 1, 2010 between the Company and Mr. Kissner, provides that Mr. Kissner will continue to be employed by the Company on a part-time basis for a one-year period commencing on July 19, 2011. In addition to his duties as a Director and Chairman of the Board, his other primary responsibilities during the term of the employment agreement will be to support investor relations, support the Company’s strategic review process and mentor the President and Chief Executive Officer of the Company, subject to the oversight and supervision of the Board. The employment agreement further provides that Mr. Kissner will continue to serve as a director of the Company, subject to the normal re-nomination process of the Governance and Nominating Committee of the Board and election by the Company’s shareholders. The Company may terminate the employment agreement without cause at any time and Mr. Kissner may terminate the employment agreement with at least 10 days’ notice to the Company.

The employment agreement provides for payment of a base salary at an annual rate of $350,000. Subject to Board approval each year, Mr. Kissner will be eligible to participate in the equity award plan for non-employee directors on the same basis and to the same extent as non-employee directors of the Company. The employment agreement further provides for the following benefits:

•

With respect to any outstanding LTIP awards of options and restricted stock previously granted to Mr. Kissner that vest based on his continued service to the Company, such awards will continue to vest based upon their original vesting schedules during the term of his part-time employment and during his subsequent service as a non-employee director of the Company, except that: (a) the unvested portions of the time-based vesting awards granted to Mr. Kissner on February 10, 2011 (consisting of options to purchase a total of 50,500 shares and a total of 28,200 shares of restricted stock) will vest on a modified vesting schedule as set forth in the employment agreement; and (b) all of his outstanding time-based vesting awards will fully vest upon a “change of control,” as defined in the employment agreement.

•

With respect to any outstanding LTIP awards that have performance-based vesting, the vesting of such awards will be prorated based on his service as a full-time or part-time employee of the Company from June 28, 2010 to the date of termination of the term of the employment agreement; provided that no performance based awards will vest under any circumstances unless the minimum applicable performance threshold has been satisfied.

In the event that Mr. Kissner resigns from the Company without “good reason” or Mr. Kissner’s employment is terminated by the Company for “cause,” each as defined in the employment agreement, or if Mr. Kissner’s employment by the Company is terminated by reason of death, he will not be entitled to any compensation or benefits from the Company other than those earned through the date of termination of employment.

If Mr. Kissner’s employment by the Company is terminated by the Company without cause or in connection with a long-term disability, or if Mr. Kissner resigns from his employment for good reason, Mr. Kissner will be entitled to the following severance benefits, provided he signs a general release in favor of the Company:

•	all compensation and benefits that are earned but unpaid through the date of termination;

•	payments at Mr. Kissner’s final base salary rate for the remaining term of the agreement;

•

monthly, taxable payments with which Mr. Kissner may purchase health insurance under COBRA, in an amount not to exceed the monthly cost to provide him with health insurance coverage immediately prior to termination; and

•

with respect to any options or other equity-related awards, vesting will cease upon Mr. Kissner’s termination date, but he will be entitled to purchase any vested shares of stock that are subject to options until the earlier of (x) 12 months following the termination date or (y) the date on which the applicable options expire.

Mr. Kissner is subject to non-compete provisions during the term of the employment agreement and non-solicitation covenants during the term of his employment agreement and for 12 months after his employment terminates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

99.1	Press Release, issued by Aviat Networks, Inc. on July 18, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

By:	/s/ Thomas L. Cronan, III
	Name:	Thomas L. Cronan, III
	Title:	Senior Vice President and Chief Financial Officer

Date: July 20, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued by Aviat Networks, Inc. on July 18, 2011